Exhibit 11


                           NET INCOME (LOSS) PER SHARE


The following table presents the information needed to compute primary income per common share:


                                                                                     For the Three Months Ended
                                                                       -------------------------------------------------------
                                                                           September 30, 1995            October 1, 1994
                                                                                 (13 Weeks)                 (13 Weeks)
                                                                         ------------------------     ----------------

Net income (loss)                                                                 $ (379,038)             $       25,985
                                                                              ==============              ==============

Weighted average shares outstanding                                                3,236,199                   3,236,199
Less:  Treasury shares                                                               (27,600)                    (27,600)
Add:  Assumed exercise of options reduced by
     the number of shares purchased with proceeds                                     50,261                      75,551
                                                                              --------------              --------------
Adjusted weighted average of shares outstanding                                    3,258,860                   3,284,150
                                                                              ==============              ==============

Net income (loss) per share                                                           $(0.12)                      $0.01
                                                                                      ======                       =====
                                                                        Page 13
